Exhibit 11
                         Computation of Per Share Earnings
For the three and nine months ended September 28, 1996 and September 30, 1995
                                    (Unaudited)
                    (000's omitted except per share amounts)



                                  Three Months Ended       Nine Months Ended
                                ----------------------   ---------------------
                                 September   September    September  September
                                  28, 1996    30, 1995     28, 1996   30, 1995
                                ----------  ----------   ---------- ----------
Primary Earnings Per Share:

Net Income                       $1,050      $  495       $1,841      $   52

Weighted Average Shares Outstanding:

Common Shares                     1,103       1,131        1,105       1,131
Common Stock Equivalents             16           0           10           0
                                 ------      ------       ------      ------
                                  1,119       1,131        1,115       1,131
                                 ======      ======       ======      ======

Primary Earnings Per Share       $  .94      $  .44       $ 1.65      $  .05
                                 ======      ======       ======      ======


Fully Diluted Earnings Per Share:

Net Income                       $1,050      $  495       $1,841      $   52
                                 ======      ======       ======      ======

Weighted Average Shares Outstanding:

Common Shares                     1,103       1,131        1,106       1,131
Common Stock Equivalents             18           0           18           0
                                 ------      ------       ------      ------
  Total                           1,121       1,131        1,124       1,131
                                 ======      ======       ======      ======

Fully Diluted Earnings Per Share $  .94      $  .44       $ 1.64      $  .05
                                 ======      ======       ======      ======



Notes:
      Primary and fully diluted amounts are not reflected on the face of the Consolidated Statements of Operations and Retained Earnings because they differ from basic earnings per share by less than 3%. Therefore, basic earnings per share are presented on the face of the statements.